For the fiscal period ended 12/31/04
File number 811-5186

                                  SUB-ITEM 77-0

                                  EXHIBITS
                                  --------

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund: American Skandia Trust - AST Goldman Sachs High Yield
     Portfolio

1.   Name of Issuer:
         Host Marriott, L.P.

2.   Date of Purchase
         07/27/04

3.   Number of Securities Purchased
         1,500

4.   Dollar Amount of Purchase
         $1,477,395.00

5.   Price Per Unit
         $98.493

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
         Deutsche Bank

7.   Other Members of the Underwriting Syndicate
         See Exhibit A

EXHIBIT A
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UNDERWRITER
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Bear Sterns
Deutsche Bank Securities
Bank of America LLC
BNY Capital Markets, Inc.
Calyon Securities
Citigroup
Goldman, Sachs & Co.
Merrill Lynch & Co.
Scotia Captial
SG Corporate & Investment Banking
UBS Investment Bank
Wells Fargo Institutional Brokerage and Sales